UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2016

The Charles Schwab Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 1-9700

Delaware	94-3025021
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

211 Main Street, San Francisco, CA 94105

(Address of principal executive offices, including zip code)

(415) 667-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders

On October 31, 2016, The Charles Schwab Corporation (the “Company”) issued and sold 600,000 depositary shares (“Depositary Shares”), each representing a 1/100th ownership interest in a share of 4.625% fixed-to-floating rate non-cumulative perpetual preferred stock, Series E, $0.01 par value, with a liquidation preference of $100,000 per share (equivalent to $1,000 per Depositary Share) (the “Series E Preferred Stock”). The Company filed a Certificate of Designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware, establishing the voting rights, powers, preferences and privileges, and the relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of the Series E Preferred Stock on October 28, 2016. Holders of the Depositary Shares will be entitled to all proportional rights and preferences of the Series E Preferred Stock (including dividend, voting, redemption and liquidation rights).

Under the terms of the Series E Preferred Stock, the ability of the Company to pay dividends on, make distributions with respect to, or to repurchase, redeem or acquire its common stock or any preferred stock ranking on parity with or junior to the Series E Preferred Stock, is subject to restrictions in the event that the Company does not declare and either pay or set aside a sum sufficient for payment of dividends on the Series E Preferred Stock for the immediately preceding dividend period.

The terms of the Series E Preferred Stock are more fully described in the Certificate of Designations which is included as Exhibit 3.1 to this Current Report on Form 8–K and is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Certificate of Designations became effective upon filing with the Secretary of State of the State of Delaware. The terms of the Series E Preferred Stock are more fully described in the Certificate of Designations which is included as Exhibit 3.1 to this Current Report on Form 8–K and is incorporated by reference herein.

Item 8.01	Other Events

On October 24, 2016, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as the representatives of the several underwriters named therein (collectively, “Underwriters”), under which the Company agreed to sell to the Underwriters 600,000 shares of Depositary Shares, each representing a 1/100th ownership interest in a share of Series E Preferred Stock.

The Underwriting Agreement contains customary representations, warranties and agreements of the Company, conditions to closing, indemnification rights and obligations of the parties, and termination provisions. Under the terms of the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain specified types of liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the Underwriters may be required to make in respect of these liabilities.

The net proceeds of the offering of the 600,000 Depositary Shares were approximately $591 million, after deducting underwriting discounts and commissions and estimated offering expenses. The offering was made pursuant to the prospectus supplement dated October 24, 2016 and the accompanying prospectus dated December 15, 2014, filed with the Securities and Exchange Commission pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-200939) (the “Registration Statement”). The following documents are being filed with this Current Report on Form 8-K and are incorporated by reference into the Registration Statement: (a) the Underwriting Agreement, (b) the Certificate of Designations to which the Form of Certificate Representing the Series E Preferred Stock is attached as

Exhibit A, (c) the Deposit Agreement, dated October 31, 2016, between the Company and Wells Fargo Bank, N.A., as Depositary, to which the Form of Depositary Share Receipt is attached as Exhibit A and (d) a validity opinion with respect to the Depositary Shares and the Series E Preferred Stock.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

1.1	Underwriting Agreement, dated October 24, 2016, by and among the Company and Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as the representatives of the several underwriters named therein.

3.1	Certificate of Designations of 4.625% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series E, dated October 28, 2016, of the Company (including the form of 4.625% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series E Certificate of the Company attached as Exhibit A thereto).

4.1	Deposit Agreement, dated October 31, 2016, between the Company and Wells Fargo Bank, N.A., as Depositary (including the form of Depositary Share Receipt attached as Exhibit A thereto).

5.1	Opinion of Arnold & Porter LLP, dated October 31, 2016.

23.1	Consent of Arnold & Porter LLP, dated October 31, 2016 (included in Exhibit 5.1).

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHARLES SCHWAB CORPORATION

Date: October 31, 2016	By:	/s/ Joseph R. Martinetto
Joseph R. Martinetto
Senior Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated October 24, 2016, by and among the Company and Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as the representatives of the several underwriters named therein.

3.1	Certificate of Designations of 4.625% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series E, dated October 28, 2016, of the Company (including the form of 4.625% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series E Certificate of the Company attached as Exhibit A thereto).

4.1	Deposit Agreement, dated October 31, 2016, between the Company and Wells Fargo Bank, N.A., as Depositary (including the form of Depositary Share Receipt attached as Exhibit A thereto).

5.1	Opinion of Arnold & Porter LLP, dated October 31, 2016.

23.1	Consent of Arnold & Porter LLP, dated October 31, 2016 (included in Exhibit 5.1).